UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2011 (February 6, 2011)

Toys “R” Us, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) Resignation of a Director. Effective as of February 8, 2011, Steven Roth resigned as a member of the Board of Directors of Toys “R” Us, Inc. (the “Company”). The resignation of Mr. Roth did not involve any disagreement with the Company.

(e) On February 6, 2011, the Company amended and restated the employment agreements of each of Gerald L. Storch, the Company’s Chairman of the Board and Chief Executive Officer and F. Clay Creasey, Jr., the Company’s Executive Vice President – Chief Financial Officer. Additionally, the Company has adopted the Toys “R” Us, Inc. 2010 Incentive Plan (the “2010 Incentive Plan”), which is referenced in the amended and restated employment agreements of Mr. Storch and Mr. Creasey. No awards have been made under the 2010 Incentive Plan to either Mr. Storch or Mr. Creasey or any other executive officer of the Company.

Mr. Storch

Mr. Storch’s Employment Agreement was amended and restated to include a payout upon termination by the Company without cause (as defined in the Employment Agreement) or by Mr. Storch for good reason (as defined in the Employment Agreement) in an amount equal to two times the sum of Mr. Storch’s then-current base salary and the target annual bonus (as compared to actual bonus for the prior year, as was the case in the prior employment agreement), payable in 24 equal monthly installments (or in a lump sum if such termination or resignation occurs within six months before or two years after a change in control of the Company).

All other material terms of Mr. Storch’s employment agreement remained unchanged, including that the term of Mr. Storch’s employment agreement shall be for one year, to be automatically renewed for one year periods unless either Mr. Storch or the Company gives notice of non-renewal at least 60 days prior to expiration. The agreement provides a minimum base salary of $1,150,000, to be increased at the discretion of the board of directors (the “Board”), an annual bonus target of up to 200% of base salary, participation in benefits and perquisites customary for senior executives, specified payments upon different termination events and a non-compete period of two years.

Mr. Creasey

Mr. Creasey’s Employment Agreement was amended and restated to include a payout upon termination by the Company for cause (as defined in the Employment Agreement) or by Mr. Creasey without good reason (as defined in the Employment Agreement) of a lump sum payment of any annual bonus that is earned by Mr. Creasey but unpaid as of the date of termination, to include in the definition of “good reason” the notice by the Company to Mr. Creasey that it does not wish to extend the employment term, to include a payout upon termination by the Company without cause (as defined in the Employment Agreement) or by Mr. Creasey for good reason (as defined in the Employment Agreement) in an amount equal to two times the sum of Mr. Creasey’s then-current base salary and the target annual bonus (as compared to the prior employment agreement which provided for a maximum payment of the sum of two times then-current base salary and one times actual bonus for the prior year), payable in 24 equal monthly installments (or in a lump sum if such termination or resignation occurs within six months before or two years after a change in control of the Company).

All other material terms of Mr. Creasey’s employment agreement remained unchanged, including that the term of Mr. Creasey’s employment agreement shall be for one year, to be automatically renewed for one year periods unless either Mr. Creasey or the Company gives notice of non-renewal at least 60 days prior to expiration. The agreement provides a minimum base salary of $545,000, to be increased at the discretion of the Board, an annual bonus target of up to 100% of base salary, participation in benefits and perquisites customary for senior executives, specified payments upon different termination events and a non-compete period of two years.

2010 Incentive Plan

The following are the material terms of the 2010 Incentive Plan:

Purpose. The purpose of the 2010 Incentive Plan is to promote the Company’s success, and enhance its value, by providing the Company flexibility to motivate, attract, and retain the services of its employees, officers, directors, and consultants and linking the interests of such persons to those of the Company’s stockholders through the granting of incentive awards from time to time to such persons and by providing them with an incentive for outstanding performance.

Shares Subject to the Plan. The 2010 Incentive Plan provides that the total number of shares of the Company’s common stock that may be issued under the 2010 Incentive Plan is 3,750,000 and the maximum number of such shares of common stock for which incentive stock options may be granted under the 2010 Incentive Plan is 500,000. Shares of common stock covered by awards that are terminated, cancelled, forfeited or settled in cash, lapse without the payment of consideration, or are otherwise withheld, repurchased or not issued, may be granted again under the 2010 Incentive Plan. Generally, an unexercised or restricted award will not be transferable or assignable by a participant other than to the Company or an affiliate or by will or by the laws of descent and distribution.

Change in Control. Unless otherwise provided in an award agreement, awards will (a) for outstanding stock options and stock appreciation rights, become fully exercisable, (b) for all other outstanding awards, become no longer subject to time-based vesting restrictions, and (c) for awards subject to performance-vesting conditions, be deemed to have fully earned a pro-rata payout of the target payout within 60 days following the date of the Change in Control, as applicable. Any awards will thereafter continue or lapse in accordance with the provisions of the 2010 Incentive Plan and award agreement.

For purposes of the 2010 Incentive Plan, a Change in Control generally occurs upon any of the following events (i) during any 12 month period, individuals who, at the beginning of such period, constitute the Board together with any new directors whose election or nomination was approved by such individuals cease to, for any reason, constitute at least a majority of the Board at the end of such period, (ii) any person or group (other than certain permitted holders) is or becomes the holder of (x) 35% or more of the then-outstanding shares of common stock of the Company or (y) 35% or more of the combined voting power of the Company’s then-outstanding securities eligible to vote for the election of directors, (iii) a reorganization, recapitalization, merger or consolidation involving the Company or sale or other disposition of all or substantially all of the Company’s assets or the acquisition of assets or stock of another entity, unless (x) securities representing more than 35% or more of the combined voting power of the Company are held in substantially the same proportion as prior to such corporate transaction, (y) no person or group (other than certain permitted holders) is or becomes the holder of 35% or more of the total voting power of the outstanding securities, and (z) at least a majority of the members of the board of directors of the surviving entity were members of the Board at the time of the Board’s approval of such transaction, or (iv) approval by the Company’s shareholders of a complete liquidation or dissolution of the Company.

The prior employment agreements of Mr. Storch and Mr. Creasey are filed as exhibits 10.26 and 10.46, respectively, to the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006, filed with the Securities and Exchange Commission on April 28, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

Date: February 9, 2011	By:	/s/ F. Clay Creasey, Jr.
	Name:	F. Clay Creasey, Jr.
	Title:	Executive Vice President - Chief Financial Officer

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